UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2012

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 27, 2012, the Board of Directors of General Electric Company (the “Company”) elected John J. Brennan to the Company’s Board of Directors.  Mr. Brennan is Chairman Emeritus and Senior Advisor of The Vanguard Group, Inc.  In connection with Mr. Brennan’s election, the Board of Directors increased its size from 17 to 18 directors, and Mr. Brennan joined the Board of Directors to fill the resulting vacancy.

The Board of Directors has determined that Mr. Brennan is an independent director under the New York Stock Exchange listing standards and the Company's independence guidelines, as set forth in its Governance Principles.

Mr. Brennan will participate in the compensation and benefit program for non-management directors as described on pages 12 through 14 of the Company’s Proxy Statement for its Annual Meeting of Shareowners held on April 25, 2012 (filed with the Securities and Exchange Commission on March 9, 2012).

The Board has not yet appointed Mr. Brennan to any Board committee.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: July 30, 2012	/s/ Jamie S. Miller
Jamie S. Miller Vice President, Controller and Chief Accounting Officer

(3)